AMENDMENT #1

THIS AMENDMENT #1 (the "Amendment") to the Warrant (as defined below), is entered into on April 14, 2020, by and between Two Hands Corporation, a Delaware corporation (the "Company"), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the "Holder") (collectively the "Parties").

BACKGROUND

A. The Company issued that certain common stock purchase warrant to the Holder, for the purchase of 1,000,000 shares of the Company's common stock, on March 1, 2019 (the "Warrant"), subject to anti-dilution protection as provided therein; and

B. On April 14, 2020, the Holder has submitted a notice of exercise under the Warrant for the issuance of 2,000,000 shares of the Company's common stock (the "Shares") to Holder, which is attached hereto as Exhibit A.

NOW THEREFORE, the Parties agree as follows:

1. Notwithstanding anything to the contrary contained in the Warrant, the remainder of the Warrant shall be extinguished in full once the Company delivers the Shares with a restrictive legend to the Holder pursuant to the original terms of the Warrant. The Holder may obtain an opinion from the Holder's legal counsel at Holder's expense for the removal of the restrictive legend from the Shares at any time after the date that is three (3) calendar months after the Effective Date.

2. The Holder shall not sell or short sell any of the Shares in public or private transactions during the period beginning on the date that this Amendment is signed by the Company and Holder (the "Effective Date") and continuing through the date that is three (3) calendar months after the Effective Date.

3. The Holder agrees that upon the issuance of the Shares to Holder in restricted book entry format, the remaining shares held in reserve by the Company's transfer agent for the benefit of the Holder will be released from the reserve to the Company's treasury.

4. This Amendment shall be deemed part of, but shall take precedence over and supersede all provisions to the contrary contained in the Warrant.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of April 14, 2020.

TWO HANDS CORPORATION

By: ______________________________

Name: NADAV ELITUV

Title: CHIEF EXECUTIVE OFFICER

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By: FirstFire Capital Management LLC, its manager

By: ______________________________

ELI FIREMAN

EXHIBIT A

(see attached)

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Stock Purchase Warrant)

THE UNDERSIGNED holder hereby exercises the right to purchase 2,000,000 of the shares of Common Stock ("Warrant Shares") of Two Hands Corporation, a Delaware corporation (the "Company"), evidenced by the attached copy of the Common Stock Purchase Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ a cash exercise with respect to ________________ Warrant Shares; or
☑ by cashless exercise pursuant to the Warrant.

2. Payment of Exercise Price. If cash exercise is selected above, the holder shall pay the applicable Aggregate Exercise Price in the sum of $________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder 2,000,000 Warrant Shares in accordance with the terms of the Warrant.

Date: 4/14/2020

FirstFire Global Opportunities Fund LLC
(Print Name of Registered Holder)

By: [signature]
Name: Eli Fireman
Title: Managing Member

NF.